ARTICLES OF INCORPORATION
In compliance with Chapter 607 and/or Chapter 621, F.S. (Profit)

ARTICLE I NAME
The name of the corporation shall be:
AMERICAN Restaurants Concepts INC.

FILED
00 APR 25 AM 8:22
SECRETARY OF STATE
TALLAHASSEE FLORIDA

ARTICLE II PRINCIPAL OFFICE
The principal place of business/mailing address is:
12763 Clear Springs Dr,
JACKSONVILLE Fl. 32225

ARTICLE III PURPOSE
The purpose for which the corporation is organized is:
Selling FRANCHISES

ARTICLE IV SHARES
The number of shares of stock is:
100

ARTICLE V INITIAL OFFICERS/DIRECTORS (optional)
The name(s) and address(es):

ARTICLE VI REGISTERED AGENT
The **name and Florida street address** registered agent is:
Mike Rosenberger
12763. Clear Springs Dr.
JACKSONVILLE Fl 32225

ARTICLE VII INCORPORATOR
The **name and address** of the Incorporator is:
Mike Rosenberger
12763 ClearSprings Dr
JACKSONVILLE Fl 32225

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Having been named as registered agent to accept service of process for the above stated corporation at the place designated in this certificate, I am familiar with and accept the appointment as registered agent and agree to act in this capacity

Michael P [signature]
Signature/Registered Agent

24 Apr 00
Date

Michael P [signature]
Signature/Incorporator

24 Apr 00
Date